COMFORT SYSTEMS SUBSIDIARIES
                          COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Comfort Systems USA, Inc.:

We have audited the accompanying combined balance sheet of the Comfort Systems Subsidiaries, as defined in Note 1, as of December 31, 2001, and the related combined statements of operations, parent company investment and cash flows for the period ended December 31, 2001. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Comfort Systems Subsidiaries as of December 31, 2001, and the combined results of their operations and their cash flows for the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.


ARTHUR ANDERSEN LLP

Houston, Texas
February 28, 2002

                          COMFORT SYSTEMS SUBSIDIARIES

                             COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                DECEMBER 31,
                                                                                    2001
                                                                               ------------
                                  ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.....................................................$    10,920
  Accounts receivable, less allowance for doubtful accounts of $3,682...........    139,335
  Other receivables.............................................................        820
  Inventories...................................................................      3,254
  Prepaid expenses and other....................................................      4,627
  Costs and estimated earnings in excess of billings............................     14,208
  Intercompany receivables from Parent and Sister Companies, net................      2,968
                                                                                -----------
          Total current assets..................................................    176,132
PROPERTY AND EQUIPMENT, net.....................................................     13,672
GOODWILL, net...................................................................    138,938
OTHER NONCURRENT ASSETS.........................................................      1,192
                                                                                -----------
          Total assets..........................................................$   329,934
                                                                                ===========

                LIABILITIES AND PARENT COMPANY INVESTMENT

CURRENT LIABILITIES:
  Current maturities of long-term debt..........................................$       312
  Accounts payable..............................................................     48,251
  Accrued compensation and benefits.............................................     18,880
  Billings in excess of costs and estimated earnings............................     44,980
  Other current liabilities.....................................................      4,546
                                                                                -----------
          Total current liabilities.............................................    116,969
INTERCOMPANY DEBT TO PARENT.....................................................    173,026
LONG-TERM DEBT, NET OF CURRENT MATURITIES.......................................     21,842
OTHER LONG-TERM LIABILITIES.....................................................      4,889
                                                                                -----------
          Total liabilities.....................................................    316,726
COMMITMENTS AND CONTINGENCIES
PARENT COMPANY INVESTMENT.......................................................     13,208
                                                                                -----------
          Total liabilities and parent company investment.......................$   329,934
                                                                                ===========


          The accompanying notes are an integral part of this combined financial statement.

                          COMFORT SYSTEMS SUBSIDIARIES

                        COMBINED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                YEAR ENDED
                                                                DECEMBER 31,
                                                                    2001
                                                                ------------
REVENUES......................................................  $    657,886
COST OF SERVICES..............................................       547,572
                                                                ------------
          Gross profit........................................       110,314
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES..................        68,894
GOODWILL AMORTIZATION.........................................         3,786
                                                                ------------
          Operating income....................................        37,634
OTHER INCOME (EXPENSE):
  Interest income.............................................            74
  Interest expense............................................        (2,321)
  Other.......................................................           110
                                                                ------------
          Other expense, net..................................        (2,137)
ALLOCATIONS FROM PARENT COMPANY:
    Intercompany interest expense, net........................       (11,529)
    Intercompany management fees..............................        (8,027)
                                                                ------------
          Allocations from Parent Company.....................       (19,556)
                                                                ------------
INCOME BEFORE INCOME TAXES....................................        15,941
INCOME TAX EXPENSE............................................         6,863
                                                                ------------
NET INCOME ...................................................  $      9,078
                                                                ============

               The accompanying notes are an integral part of this
                         combined financial statement.

                          COMFORT SYSTEMS SUBSIDIARIES

                     STATEMENT OF PARENT COMPANY INVESTMENT
                                 (IN THOUSANDS)

                                                                 PARENT COMPANY
                                                                   INVESTMENT
                                                                 --------------
  BALANCE AT DECEMBER 31, 2000.................................  $      26,149
  Net income...................................................          9,078
  Other allocations from Parent................................        (22,019)
                                                                 -------------
  BALANCE AT DECEMBER 31, 2001.................................  $      13,208
                                                                 =============

               The accompanying notes are an integral part of this
                         combined financial statement.

                          COMFORT SYSTEMS SUBSIDIARIES

                        COMBINED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                      2001
                                                                  ------------
  CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................................... $      9,078
  Adjustments to reconcile net income to net cash
    provided by operating activities --
    Depreciation and amortization expense........................        8,091
    Bad debt expense.............................................        2,656
    Deferred tax expense ........................................          567
    Gain on sale of property and equipment.......................          (61)
    Changes in operating assets and liabilities--
       (Increase) decrease in--
         Receivables, net........................................        7,169
         Inventories.............................................          (81)
         Prepaid expenses and other current assets...............            3
         Costs and estimated earnings in excess of billings......        9,060
         Other noncurrent assets.................................          (41)
       Increase (decrease) in--
         Accounts payable and accrued liabilities................      (11,468)
         Billings in excess of costs and estimated earnings......        1,967
         Other, net..............................................          402
                                                                  ------------
            Net cash provided by operating activities............       27,342
                                                                  ------------
  CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment..........................       (2,071)
    Proceeds from sales of property and equipment................          201
                                                                  ------------
            Net cash used in investing activities................       (1,870)
                                                                  ------------
  CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments on long-term debt...................................       (5,103)
    Net receipts from Parent and Sister Companies................        2,364
    Other allocations from Parent................................      (22,019)
                                                                  ------------
            Net cash used in financing activities................      (24,758)
                                                                  ------------
  NET INCREASE IN CASH AND CASH
    EQUIVALENTS..................................................          714
  CASH AND CASH EQUIVALENTS, beginning of year...................       10,206
                                                                  ------------
  CASH AND CASH EQUIVALENTS, end of year......................... $     10,920
                                                                  ============

               The accompanying notes are an integral part of this
                         combined financial statement.

                          COMFORT SYSTEMS SUBSIDIARIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

1. BUSINESS AND ORGANIZATION:

    On February 11, 2002, EMCOR Group, Inc. ("EMCOR") entered into an agreement with Comfort Systems USA, Inc. ("Comfort Systems" or "Parent") to acquire 19 operating companies, two related entities and a holding entity (collectively "the Comfort Systems Subsidiaries" or "the Companies") which provide comprehensive heating, ventilation and air conditioning ("HVAC") installation, maintenance, repair and replacement services. See Note 11 "Subsequent Event" for further discussion. The Companies operate primarily in the commercial and industrial HVAC markets, and perform most of their services within office buildings, retail centers, apartment complexes, manufacturing plants, and healthcare, education and government facilities. In addition to standard HVAC services, the Companies provide specialized applications such as building automation control systems, fire protection, process cooling, electronic monitoring and process piping. Certain locations also perform related services such as electrical and plumbing. The Companies are predominantly located in the Midwest and in the New York metropolitan area. Approximately 53% of the Companies' combined 2001 revenues were attributable to installation services, with the remaining 47% attributable to maintenance, repair and replacement services.

    The individual subsidiaries which are combined as the Comfort Systems Subsidiaries are:

         American Mechanical, Inc., a Michigan corporation
         Border Electric Co., L.P. and Border Mechanical Co., L.P.,
            Texas partnerships
         Central Mechanical Construction Co., Inc., a Delaware corporation
         CS48 Acquisition Corp., a Delaware corporation
         E. L. Pruitt Company, a Delaware corporation
         F&G Mechanical Corporation, a Delaware corporation
         Gotham Air Conditioning Service, Inc., a Delaware corporation Hillcrest Sheet Metal, Inc., a Delaware corporation
         Kilgust Mechanical, Inc., a Delaware corporation
         Kuempel Services, Inc., an Ohio corporation
         Lowrie Electric Company, Inc., a Tennessee corporation
         Mandell Mechanical Corporation, a New York corporation
         Maximum Refrigeration & Air Conditioning, Inc., a Delaware corporation Meadowlands Fire Protection Corp., a New Jersey corporation
         NJM Service Co., a New Jersey corporation
         Nogle & Black Mechanical, Inc., a Delaware corporation
         North Jersey Mechanical, Inc., a New Jersey corporation
         Shambaugh & Son, L.P., a Texas partnership
         Temprite Air Conditioning and Refrigeration, Inc., a Delaware
            corporation
         The Fagan Company, a Kansas corporation
         Walker-J-Walker, Inc., a Tennessee corporation

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF COMBINED PRESENTATION

    The accompanying combined financial statements include the accounts of the Companies. All significant intercompany accounts and transactions have been eliminated.

CASH FLOW INFORMATION

    The Companies consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    Substantially all interest and tax payments related to the Comfort Systems Subsidiaries are paid by the Parent. See Note 3 for further discussion.

INVENTORIES

    Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out method.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the expected life of the lease or the estimated useful life of the asset.

    Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated over the remaining useful life of the equipment. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

GOODWILL

    Goodwill represents the excess of the aggregate purchase price paid by Comfort Systems for the Companies in acquisitions accounted for as purchases over the fair value of the net tangible assets acquired. Goodwill is amortized on a straight-line basis over 40 years.

    As  of  December  31,  2001,   accumulated   amortization  of  goodwill  was
approximately $12.5 million.

LONG-LIVED ASSETS

    Long-lived assets are comprised principally of property and equipment and goodwill. The Companies periodically evaluate whether events and circumstances have occurred that indicate that the remaining balances of these assets may not be recoverable. The Companies use an estimate of future income from operations and cash flows, as well as other economic and business factors as a measure of recoverability of these assets.

REVENUE RECOGNITION

    Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Contract costs include all direct material (net of estimated rebates), labor and subcontract costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to estimated costs and revenues, and their effects are recognized in the period in which the revisions are determined.

    Revenues associated with maintenance, repair and monitoring services and related contracts are recognized as services are performed.

ACCOUNTS RECEIVABLE

    Accounts receivable include amounts billed but not paid by customers pursuant to retainage provisions in construction contracts. These retainage amounts are due upon completion of the contracts and acceptance by the customer. Based on the Companies' experience with similar contracts in recent years, the retention balance at each balance sheet date is typically billed and collected within the subsequent fiscal year. The retainage balance at December 31, 2001 is $27.3 million and is included in accounts receivable.

COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS

    The current asset "Costs and estimated earnings in excess of billings" represents revenues recognized in excess of amounts billed under the terms of the contract. These amounts are recoverable upon completion of milestones or other specified units of the contract.

    Claims or unapproved change orders represent amounts to be recovered from the customer or other third parties for errors, changes in specifications or design or other unanticipated customer-related changes resulting in additional contract costs. These amounts are recorded as "Costs and estimated earnings in excess of billings" at their estimated net realizable amounts when realization is probable and such amounts can be reasonably estimated. These claims and unapproved change orders involve estimates which will be revised as additional information becomes known.

WARRANTY COSTS

    The Companies typically warrant labor for the first year after installation on new air conditioning and heating systems. The Companies generally warrant labor for 30 days after servicing of existing air conditioning and heating systems. A reserve for warranty costs is estimated and recorded based upon the historical level of warranty claims and management's estimate of future costs.

INCOME TAXES

    The Companies are included in the consolidated return of Comfort Systems for federal income tax purposes. Income taxes are provided for under the liability method in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which takes into account differences between financial statement treatment and tax treatment of certain transactions. Deferred tax assets represent the tax effect of activity that has been reflected in the financial statements but which will not be deductible for tax purposes until future periods. Deferred tax liabilities represent the tax effect of activity that has been reflected in the financial statements but which will not be taxable until future periods.

SEGMENT REPORTING

    The Comfort Systems Subsidiaries' activities are within the mechanical services industry, which is the single industry segment to the Companies. Under SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information," each operating subsidiary represents an operating segment and these segments have been aggregated, as no individual operating unit is material and the operating units meet a majority of the aggregation criteria.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates used in the Companies' financial statements include revenue recognition for construction contracts, allowance for doubtful accounts and self-insurance accruals.

CONCENTRATIONS OF CREDIT RISK

    The Companies provide services predominantly in the Midwest and in the New York metropolitan area. The Companies' credit risk primarily consists of receivables from a variety of customers including general contractors, property owners and developers, and commercial and industrial companies. The Companies review their accounts receivable and provide estimates of allowances as deemed necessary.

FINANCIAL INSTRUMENTS

    The Companies' financial instruments consist of cash and cash equivalents, accounts receivable, receivables from related parties, other receivables, accounts payable, payables to related parties and long-term debt. The Companies believe that the carrying values of these instruments on the accompanying balance sheets approximate their fair values.

ACCOUNTING PRONOUNCEMENTS

      In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also specifies criteria for recording intangible assets other than goodwill in connection with business combinations. SFAS No. 142 requires companies to assess goodwill assets for impairment each year, and more frequently if circumstances suggest an impairment may have occurred. SFAS No. 142 also introduces a more stringent framework for assessing goodwill impairment than the approach required under existing rules. In addition, SFAS No. 142 discontinues the regular charge, or amortization, of goodwill assets against income.

      SFAS No. 141 took effect upon issuance in July 2001. SFAS No. 142 is effective for the Companies beginning January 1, 2002 and early adoption is not allowed for calendar year companies. Under SFAS No. 142, any impairment loss recognized in accordance with the initial adoption will be shown as a cumulative effect of a change in accounting principle in the Companies' statement of operations. Under this treatment, the Companies' statement of operations would show after-tax results of operations both with and without the cumulative effect of a change in accounting principle recognizing an impairment.

     Under previous standards, the Company recognized a non-cash charge of approximately $3.8 million per year in its statement of operations to amortize its goodwill assets over 40-year lives. This amortization was discontinued beginning January 1, 2002 under the new standard. As discussed in Notes 1 and 11, EMCOR has agreed to purchase the Companies for $186.25 million. As a result of this current valuation information, the Companies will record a non-cash goodwill impairment charge of approximately $67 million in the first quarter of 2002 when the new standard becomes effective. As noted above, this amount will be reflected as a cumulative effect of a change in accounting principle.

     In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement supercedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The new standard is effective beginning January 1, 2002. The Companies believe that the adoption of SFAS No. 144 will not have a material impact on its results of operations, financial position or cash flows.

3. RELATED PARTY TRANSACTIONS:

     The Companies are members of an operating group owned by Comfort Systems. As such, the Companies engage in transactions with the Parent and certain related companies.

ALLOCATIONS FROM PARENT

     Comfort Systems retains the risk for workers' compensation, employer's liability, auto liability, general liability and employee group health claims resulting from uninsured deductible per accident or occurrence. The Parent allocates the estimated cost of these self-insurance programs to the Companies based upon the level of participation in the programs and other risk-based factors. The actual claims under these self-insurance programs are paid by the Parent. These costs are included in cost of services and selling, general and administrative expenses.

     The Parent charges the Companies an overhead fee for management, financial and other administrative services provided during the year by national and regional  personnel.  This  fee  is  comprised  of  an  allocated  cost  and  an administrative fee. The allocated cost was based on revenues, and was approximately $8.0 million for 2001. The administrative fee component is also based on revenues and is reflected as "Other allocation from Parent" in the statement of Parent Company Investment.

     Comfort Systems, through one of its operating subsidiaries, also allocates a royalty charge to the Companies. These royalty charges are reflected as "Other allocation from Parent" in the statement of Parent Company Investment.

INTERCOMPANY RECEIVABLES AND PAYABLES

     The Companies' intercompany balances are the result of various transactions with certain sister companies within Comfort Systems ("Sister Companies") and the Parent. In limited circumstances, the Comfort Systems Subsidiaries and the Sister Companies perform certain subcontracted work on each other's behalf and this work primarily relates to service calls for national or regional customers. As of December 31, 2001, the current asset, "Intercompany receivables from Parent and Sister Companies, net," includes a receivable of $1.6 million related to these services. The Parent transactions include the allocations discussed above, working capital activities, and the push-down of cash consideration and assumed debt attributable to certain business combinations accounted for as purchases. In addition, Comfort Systems bills the Companies for amounts paid by the Parent on the Companies' behalf as a result of national billing arrangements with certain vendors.

     The Companies' cash receipts are deposited into accounts maintained by the Parent, and cash requirements of the Companies are met by the Parent. The net amount of these working capital cash transactions is recorded in "Intercompany receivables from Parent and Sister Companies, net."

     Comfort Systems provided cash consideration for certain asset purchases, debt assumed or retained by the Parent, and other costs upon acquisition of the Companies. In addition, Comfort Systems issued subordinated notes in certain of these acquisitions. The total amount of non-equity consideration attributable to the acquisitions has been pushed down to the Companies and is recorded in Intercompany Debt to Parent.

     These balances bear interest at the rate determined by Comfort Systems for such borrowings based on the net average balance of intercompany receivables and debt. At December 31, 2001, the applicable interest rates are as follows:

                                                                         2001
                                                                         ----
   Intercompany Receivables from Parent and Sister Companies, net.....   7.75%
   Intercompany Debt to Parent........................................  12.55%
   Subordinated Notes.................................................  10.00%

     Intercompany interest expense in the statement of operations represents the interest incurred on the above related-party balances.

LEASES

     Certain of the Companies have entered into operating leases for office space with former owners. See Note 10 for a discussion of these leases.

OTHER TRANSACTIONS

     One of the Companies performs contracting services for an entity partially owned by an officer of a company. Total revenues from this related party were $4.9 million during 2001. The balance included in accounts receivable at December 31, 2001 was $1.9 million.

     One of the Companies subcontracts sheet metal services from an entity owned by an officer of the company. Total purchases from this related party were $5.6 million during 2001. The balance due included in accounts payable at December 31, 2001 was $0.9 million.

4. PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following (dollars in thousands):

                                                         ESTIMATED USEFUL      DECEMBER 31,
                                                          LIVES IN YEARS           2001
                                                         ----------------      ------------

Land...................................................         N/A            $        95
Transportation equipment...............................         3-10                10,054
Machinery and equipment................................         3-10                 9,718
Computer and telephone equipment.......................         3-7                  8,171
Buildings and leasehold improvements...................         3-39                 6,089
Furniture and fixtures.................................         3-10                 3,071
                                                                               -----------
                                                                                    37,198

Less-- Accumulated depreciation........................                             23,526
                                                                               -----------
  Property and equipment, net..........................                        $    13,672
                                                                               ===========

Depreciation expense for the year ended December 31, 2001 was $4.3 million.

5. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

    Activity in the Companies' allowance for doubtful accounts consists of the following (in thousands):

                                                                   DECEMBER 31,
                                                                      2001
                                                                   ------------
Balance at beginning of year....................................    $   2,463
Additions for bad debt expense..................................        2,656
Deductions for uncollectible receivables written off, net
   of recoveries................................................       (1,437)
                                                                    ---------
Balance at end of year..........................................    $   3,682
                                                                    =========

    Other current liabilities consist of the following (in thousands):

                                                                   DECEMBER 31,
                                                                      2001
                                                                   ------------
Accrued warranty costs..........................................    $   1,526
Deferred revenue................................................        1,184
Other current liabilities.......................................        1,836
                                                                    ---------
                                                                    $   4,546
                                                                    =========

    Contracts in progress are as follows (in thousands):

                                                                   DECEMBER 31,
                                                                      2001
                                                                   ------------
    Costs incurred on contracts in progress.....................  $    786,981
    Estimated earnings, net of losses...........................       128,796
    Less-- Billings to date.....................................      (946,549)
                                                                  ------------
                                                                  $  (30,772)

    Costs and estimated earnings in excess of billings on
      uncompleted contracts.....................................  $  14,208
    Billings in excess of costs and estimated earnings on
      uncompleted contracts.....................................       (44,980)
                                                                  ------------
                                                                  $    (30,772)
                                                                  ============

6. LONG-TERM DEBT OBLIGATIONS:

    Long-term debt obligations consist of the following (in thousands):

                                                                   DECEMBER 31,
                                                                      2001
                                                                   ------------
Notes to former owners.......................................      $   22,115
Other........................................................              39
                                                                   ----------
     Total debt..............................................          22,154
     Less: Current maturities................................             312
                                                                   ----------
                                                                   $   21,842
                                                                   ==========

    At December 31, 2001, future principal payments of long-term debt are as follows (in thousands):

     Year ending December 31--
       2002.....................................................   $       312
       2003.....................................................        21,832
       2004.....................................................            10
                                                                   -----------
                                                                   $    22,154
                                                                   ===========

    Subordinated notes were issued to former owners of certain purchased companies as part of the consideration used to acquire their companies. These notes bear interest, payable quarterly, at a weighted average interest rate of 10%.

    As of December 31, 2001, one of the Companies has available a lease line of credit of $1 million. This line bears interest at 1.25% above the three-year treasury bill rate and expires March 1, 2002. The agreement contains certain covenants of which the company was in compliance as of December 31, 2001. As of December 31, 2001, the company had utilized $0.8 million of the lease line of credit for operating leases (see Note 10 for operating lease commitments).

7. INCOME TAXES:

    The provision for income taxes consists of the following (in thousands):

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                     2001
                                                                 ------------
     Current--
       Federal................................................    $    5,092
       State .................................................         1,204
                                                                  ----------
                                                                       6,296

     Deferred--
       Federal................................................         1,026
       State..................................................          (459)
                                                                  ----------
                                                                         567
                                                                  $    6,863
                                                                  ==========

    The difference in income taxes provided for and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following (in thousands):

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                      2001
                                                                  ------------
     Income tax expense at the statutory rate...................   $    5,579
     Increase resulting from--
       State income taxes, net of federal tax effect............          550
       Non-deductible goodwill amortization.....................          516
       Non-deductible expenses..................................          218
                                                                   ----------
                                                                   $    6,863
                                                                   ==========

    Deferred income tax provisions result from current period activity that has been reflected in the financial statements but which is not includable in determining the Companies' tax liabilities until future periods. Deferred tax assets and liabilities reflect the tax effect in future periods of all such activity to date that has been reflected in the financial statements but which is not includable in determining the Companies' tax liabilities until future periods.

                                                                  DECEMBER 31,
                                                                     2001
                                                                 --------------
                                                                 (IN THOUSANDS)

   Deferred income tax assets--
     Accounts receivable and allowance for doubtful accounts...     $    1,269
     Accrued liabilities and expenses..........................          3,246
     Net operating loss........................................          2,988
     Other.....................................................             17
                                                                    ----------
             Total deferred income tax assets..................          7,520
                                                                    ----------
   Deferred income tax liabilities--
     Property and equipment....................................           (526)
     Long-term installation contracts..........................           (279)
     Goodwill..................................................         (5,043)
     Other.....................................................           (344)
                                                                    ----------
             Total deferred income tax liabilities.............         (6,192)
                                                                    ----------
   Less - Valuation allowance..................................         (1,697)
                                                                    ----------
             Net deferred income tax assets (liabilities)......     $     (369)
                                                                    ==========

    The deferred tax assets and liabilities reflected above are included in the combined balance sheet as follows (in thousands):

                                                                 DECEMBER 31,
                                                                    2001
                                                                 ------------
     Deferred income tax assets--
       Prepaid expenses and other............................      $   4,404
     Deferred income tax liabilities--
       Other long-term liabilities...........................         (4,773)
                                                                   ---------
     Net deferred income tax assets (liabilities)............      $    (369)
                                                                   =========

    As disclosed in Note 3, the administrative portion of the Parent company overhead and the intercompany royalty charge have been reflected as distributions in the statement of Parent Company Investment. For federal income tax purposes, these allocations have no impact in the consolidated income tax return, and therefore, have no impact on the federal tax accounts. For state income tax purposes, these allocations are reflected as permanent differences to properly reflect each Company's separate state tax liability. The related state tax benefit is included as a component of the allocations from the Parent.

    At December 31, 2001, the Companies have $3.0 million of available state net operating loss carryforwards for income tax purposes, which expire 2013 through 2021.

    At December 31, 2001, the Companies' net deferred tax assets are partially offset by a valuation allowance. The Companies will continue to assess the valuation allowance and to the extent it is determined that such allowance is no longer required, the tax benefit of the remaining net deferred tax assets will be recognized in the future.

8. EMPLOYEE BENEFIT PLANS:

    Comfort Systems and certain of the Companies sponsor various retirement plans for most full-time and some part-time employees. These plans consist of defined contribution plans and multi-employer pension plans and cover employees at substantially all of the Companies' operating locations. The defined contribution plans generally provide for contributions ranging from 1% to 6% of covered employees' salaries or wages and totaled $1.5 million for 2001. Of this amount, approximately $0.7 million was payable to the plans at December 31, 2001.

    Certain of the Companies' subsidiaries also participate in various multi-employer pension plans for the benefit of their employees who are union members. Company contributions to these plans were approximately $19.5 million for 2001 and this amount is included in cost of services. The data available from administrators of the multi-employer pension plans is not sufficient to determine the accumulated benefit obligations, nor are the net assets attributable to the multi-employer plans in which Companies employees participate.

9. EQUITY BALANCES OF THE COMPANIES:

    Parent Company Investment for the various Comfort Systems Subsidiaries was as follows as of December 31, 2001 (in thousands):

                                                                   DECEMBER 31,
                                                                       2001
                                                                   ------------
     Central Mechanical Construction Co., Inc...................    $   2,342
     The Fagan Company..........................................        2,066
     Lowrie Electric Company, Inc...............................        4,895
     Walker-J-Walker, Inc.......................................       13,609
     Border Electric Co., L.P. and Border Mechanical Co., L.P...        4,407
     F&G Mechanical Corporation and Meadowlands Fire
        Protection Corp.........................................       (4,437)
     Mandell Mechanical Corporation.............................        3,070
     Shambaugh & Son, L.P.......................................      (10,363)
     Other Companies............................................       (2,381)
                                                                    ---------

     Total Equity...............................................    $  13,208
                                                                    =========

10. COMMITMENTS AND CONTINGENCIES:

LEASES

    The Companies lease certain facilities and equipment under noncancelable operating leases. Rent expense for the year ended December 31, 2001 was $10.5 million. Concurrent with the acquisitions of certain companies, the Companies entered into various agreements with previous owners to lease land and buildings used in the Companies' operations. The terms of these leases range from 3 to 10 years and provide for certain escalations in the rental expenses each year.
Included in the 2001 rent expense above is approximately $3.6 million of rent paid to these related parties. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

            Year ending December 31--
              2002..............................................    $    5,504
              2003..............................................         4,269
              2004..............................................         3,720
              2005..............................................         3,194
              2006..............................................         2,306
              Thereafter........................................         5,353
                                                                    ----------
                                                                    $   24,346
                                                                    ==========

CLAIMS AND LAWSUITS

    The Companies are party to litigation in the ordinary course of business. There are currently no pending legal proceedings that, in management's opinion, would have a material adverse effect on the Companies' operating results or financial condition. The Companies have provided accruals for probable losses and legal fees associated with certain of these actions in the accompanying combined financial statements.

11. SUBSEQUENT EVENT:

    On February 11, 2002, EMCOR entered into an agreement with Comfort Systems to purchase the Comfort Systems Subsidiaries. Under the terms of the agreement, EMCOR will pay approximately $186.25 million, approximately $164.25 million in cash and approximately $22.0 million by assumption of subordinated notes to former owners.